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                               EXHIBIT (3)(ii)(a)


              AMENDMENTS TO BYLAWS ADOPTED EFFECTIVE MAY 16, 1996


         RESOLVED, that, effective on May 16, 1996, Article II of the Corporation's Bylaws be amended so as to read in its entirety as follows:


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

                 Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Dallas, State of Texas, or at such place as may be fixed from time to time by the Board of Directors, within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                 Section 2. (a) Subject to Article III, Section 2 of these Bylaws, only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders
         (1) by or at the direction of the Board of Directors or by any nominating committee or person appointed by the Board of Directors and
         (2) by any stockholder of the corporation entitled to vote for the election of directors at the meeting, who is a stockholder of record at the time of giving the notice provided for in these Bylaws and who complies with the notice procedures set forth in these Bylaws.

                          (b)     In addition to any other applicable
         requirements, and subject to any limitations on business which may be proposed or transacted at such meeting, including, without limitation,
         Article II, Section 7 of these Bylaws, nominations for directors, other than nominations made by or at the direction of the Board of Directors or by any nominating committee or person appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely with respect to an annual meeting of stockholders, a stockholder's notice must be received at the principal executive offices of the corporation not less than sixty (60) days nor more than one hundred twenty days (120) prior to the date of the annual meeting of stockholders; provided, however, that in the event that the first public disclosure (whether by mailing of a notice to stockholders or the exchange on which the common stock of the corporation is listed or to the Nasdaq National Market, by press release or otherwise) of the date of the annual meeting of the stockholders is made less than sixty-five (65) days prior to the date of such meeting, notice by a stockholder will be timely if received at the principal executive offices of the corporation not later than the close of business on the tenth (10) day following the day on which such public disclosure is first made.

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         To be timely with respect to a special meeting of stockholders at which directors are to be elected, a stockholder's notice must be received at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which the first public disclosure (whether by mailing of a notice to stockholders or the exchange on which the common stock of the corporation is listed or to the Nasdaq National Market, by press release or otherwise) of the date of the special meeting is made.

                          (c) A stockholder's notice of a director nominee shall set forth (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of the person; (b) the principal occupation or employment of the person; (c) the class and number of shares of capital stock of the corporation which are beneficially owned by the person; and (d) such other information relating to the person, as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such person whether or not such proxies are in fact solicited for the election of such person; and (2) as to the stockholder giving the notice (a) the name and address, as they appear on the corporation's stock register, of the stockholder; (b) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder; and (c) such other information relating to the stockholder or the nomination as is required to be disclosed under the rules of the Securities and Exchange Commission governing the solicitation of proxies whether or not such proxies are in fact solicited by the stockholder. Such notice must also include a signed consent of each such nominee to serve as a director of the corporation, if elected or re-elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility for election of such nominee as a director of the corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a director nomination was not made in accordance with the foregoing procedure, and if he should so determine, the defective nomination shall be disregarded.

                          (d) Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 2.

                 Section 3. Annual meetings of stockholders shall be held on the fourth Thursday in October of each year if not a legal holiday under laws of the state where such meeting is to be held, and if a legal holiday under the laws of said state, then on the succeeding business day not a legal holiday under the laws of said state, or at such other date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders





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         shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

                 Section 4. (a) At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting of stockholders, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (3) otherwise properly brought before the meeting by any stockholder of the corporation who is entitled to vote at such meeting, who is a stockholder of record at the time of giving of the notice provided for in these Bylaws and who complies with the notice procedures set forth in these Bylaws.

                          (b)     In addition to any other applicable
         requirements, and subject to any limitations on business which may be proposed or transacted at such meeting, including, without limitation,
         Article II, Section 7 of these Bylaws, for business to be properly brought before an annual or special meeting by a stockholder pursuant to clause (3) of paragraph (a) above, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely with respect to an annual meeting of stockholders, a stockholder's notice must be received at the principal executive offices of the corporation not less than sixty (60) days nor more than one hundred twenty days (120) prior to the date of the annual meeting; provided, however, that in the event that the first public disclosure (whether by mailing of a notice to stockholders or the exchange on which the common stock of the corporation is listed or to the Nasdaq National Market, by press release or otherwise) of the date of the annual meeting is made less than sixty-five (65) days prior to the date of the meeting, notice by a stockholder will be timely if received not later than the close of business on the tenth (10) day following the day on which such public disclosure is first made. To be timely with respect to a special meeting of stockholders, a stockholder's notice must be received at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which the first public disclosure (whether by mailing of a notice to stockholders or the exchange on which the stock of the corporation is listed or to the Nasdaq National Market, by press release or otherwise), of the date of the special meeting is made.

                          (c) A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a reasonably detailed description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (3) the class and number of shares of the corporation which are owned





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         beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, (4) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business, and (5) such other information relating to the stockholder or the business proposed to be brought before the meeting as is required to be disclosed under the rules of the Securities and Exchange Commission governing the solicitation of proxies whether or not such proxies are in fact solicited by the stockholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special meeting of stockholders except in accordance with the procedures set forth in this Article II, Section 4 (or to the extent applicable, Article II, Section 2); provided, however, that nothing in this Article II, Section 4 shall be deemed to preclude discussion by any stockholder of any business properly bought before the annual or special meeting of stockholders in accordance with said procedures.

                          (d) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 4.

                          (e) Notwithstanding anything in this Section 4, or these Bylaws, should an annual or special meeting be convened and subsequently adjourned, no business may be brought before any reconvened annual or special meeting that was not, pursuant to these Bylaws, properly brought before the annual or special meeting that was previously adjourned.

                 Section 5. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten days before the date of the meeting.

                 Section 6. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of, and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced





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         and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

                 Section 7. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board, or, in the event of his absence or unavailability, the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least sixty percent (60%) of the common stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

                 Section 8. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, at least ten days before the date fixed for the meeting.

                 Section 9. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                 Section 10. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                 Section 11. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

                 Section 12. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of





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         stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.

         RESOLVED, that, effective on May 16, 1996, Article III, Section 2 of the Corporation's Bylaws be amended so as to read in its entirety as follows:

                 Section 2. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors, and vacancies whether because of death, resignation, disqualification, or any other cause, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

         RESOLVED, that, effective on May 16, 1996, Article VIII, Section 1 of the Corporation's Bylaws be amended so as to read in its entirety as follows:

                 Section 1. These bylaws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.





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